SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC.  20549

                            FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

     Date of Report: December  10, 1998
                (Date of Earliest Event Reported)


                        Ault Incorporated
     (Exact name of registrant as specified in its charter)


    Minnesota             0-12611          41-0842932
   (State or other     (Commission)     (I.R.S. Employer
   jurisdiction of      File Number)     Identification No.)
   Incorporation)


                     7300 Boone Avenue North
     Minneapolis, MN  55428-1028
            (Address of principal executive offices)



 Registrant's telephone number, including area code:(612) 493-1900

Item 1 -- Not applicable.


Item 2.  Acquisition or Disposition of Assets.

     On December 1, 1998 Ault Incorporated (the "Registrant") purchased certain operating assets of the power supply division of LZR Electronics, Inc., a closely held firm based in Gaithersburg, Maryland ("LZR"). LZR has no affiliation to the Registrant or any of its affiliates. The assets purchased included inventory, fixed assets, contract and intellectual property rights and other operating assets. Registrant paid an aggregate purchase price of $3,660,879 consisting of a cash payment of $2,580,879, delivery of a one year 8.0% convertible promissory note for $500,000 and an assumption of approximately $580,000 of certain liabilities. The convertible promissory note may be converted at the option of the holder into 78,865 shares of Registrant's common stock. Cash paid by Ault in the transaction was derived solely from available cash. LZR's revenues relating to its power supply division for its calendar year 1997 were approximately $6,400,000 and the estimated revenues for its calendar year 1998 are $6,500,000. Registrant presently expects sales derived from the operating assets purchased will contribute to an increased level of profitability for the Registrant for its fiscal year ended May
31, 1999.

The assets purchased were used by LZR in connection with its power supply business, and it is the Registrant's intention to continue their utilization for similar purposes.

Items 3-6 -- Not applicable.

Item 7. Financial Statements and Exhibits.

     Part (a) and (b) - Financial Statements
          Not applicable.

     Part (c) - Exhibits
               99.1 Press release

Item 8 -- Not applicable.

Item 9 -- Not applicable

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AULT INCORPORATED

                              By  /s/ Carlos S. Montague
                                  A/Corporate Secretary

December 1, 1998